Earnings Release Q2 2026	Exhibit 99.1
Coursera Reports Second Quarter 2026 Financial Results
•Delivered second quarter revenue of $299 million and increased full year 2026 revenue outlook to range of $1.220 billion to $1.245 billion
•Now expects to achieve at least $85 million of annual run-rate net synergies by the end of 2026, reflecting accelerated integration execution
•Announced a $100 million strategic investment in LearnVector, a newly formed AI-native learning company founded by Andrew Ng, designed to accelerate Coursera's AI strategy and product innovation
•Repurchased $90 million of shares in the second quarter and more than $140 million to date under the $500 million share repurchase authorization
MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR), a leading global online learning platform, today announced financial results for its second quarter ended June 30, 2026. A shareholder letter with additional discussion of the Company’s performance and outlook has been posted to the Investor Relations website at investor.coursera.com.
“Q2 marked an important milestone in Coursera’s next chapter of value creation. We closed the Udemy transaction, began operating as a combined company, and now expect to achieve at least $85 million of annual run-rate net synergies by the end of 2026, positioning us to finish the year with a meaningfully stronger financial profile,” said Greg Hart, Coursera CEO. “Together, the scale, skills intelligence, and innovation capacity of Coursera and Udemy give us the foundation to build a unified, next-generation platform, while our strategic investment in LearnVector accelerates the creation of more personalized, adaptive, and measurable AI-native learning experiences. By putting AI in service of human development, we are positioning Coursera to help learners and organizations achieve the trusted skills outcomes needed to meet one of the defining workforce challenges of our time.”
Key Financial Results

($ millions, except per share data, unaudited)	Three Months Ended June 30,
	2026	2025	YoY Change
GAAP Financial Measures
Revenue	$298.6	$187.1	60%
Gross profit	$173.4	$102.7	69%
Gross profit margin	58.1%	54.9%	320 bps
Net loss	$(80.4)	$(7.8)	(931)%
Net loss per share	$(0.34)	$(0.05)	(580)%
Net loss margin	(26.9)%	(4.2)%	(2270) bps
Net cash (used in) provided by operating activities(1)	$(19.8)	$35.5	(156)%

Non-GAAP Financial Measures
Gross profit	$185.8	$104.7	77%
Gross profit margin	62.2%	56.0%	620 bps
Net income	$40.4	$19.3	109%
Net income per share	$0.17	$0.12	42%
Adjusted EBITDA	$42.7	$18.0	137%
Adjusted EBITDA Margin	14.3%	9.6%	470 bps
Free Cash Flow(1)	$(32.6)	$28.6	(214)%
(1) Net cash (used in) provided by operating activities includes cash payments of merger and integration related costs of $39.1 million and cash payments of merger-related personnel and severance costs of $18.1 million made during the three months ended June 30, 2026. There were no related cash payments made in the three months ended June 30, 2025.

Earnings Release Q2 2026
For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
Segment Results

($ millions, unaudited)	Three Months Ended June 30,
	2026	2025	YoY Change
Enterprise revenue	$140.0	$64.3	118%
Enterprise gross profit	$111.0	$44.8	148%
Enterprise gross profit margin	79.3%	69.7%	960 bps

Consumer revenue	$158.6	$122.8	29%
Consumer gross profit	$103.2	$75.3	37%
Consumer gross profit margin	65.1%	61.3%	380 bps

Key Business Metrics(1)
	Three Months Ended June 30,
	2026	2025	YoY Change
Net Retention Rate for Enterprise Customers(2)	91%	95%	(4)%

	June 30,
	2026	2025	YoY Change
Enterprise Customers(3)	12,107	12,325	(2)%
Paid Subscribers (in thousands)	1,655	1,152	44%
(1) Key Business Metrics presented above represent the combined metrics of Coursera and Udemy, reflecting a unified reporting methodology. Historical combined metrics have been conformed to this unified reporting methodology for comparability purposes, and, therefore, may not equal the sum of each company’s previously reported metrics or be comparable to the financial information presented in this press release, which reflects the completion of the Udemy transaction on May 11, 2026 and incorporates Udemy’s operating results from the date of acquisition. For more information regarding the metrics discussed in this press release, please see “Key Business Metrics Definitions” below.
(2) On a standalone basis for the three months ended June 30, 2025, Coursera reported Net Retention Rate of 93% and Udemy reported Net Dollar Retention Rate of 95%. These legacy as-reported figures were calculated using each respective company’s pre-merger defined reporting methodology and are provided solely for historical reference.
(3) On a standalone basis Coursera reported 1,686 Paid Enterprise Customers and Udemy reported 17,107 Udemy Business Customers as of June 30, 2025. These legacy as-reported figures were calculated using each respective company’s pre-merger defined reporting methodology and are provided solely for historical reference.

Financial Outlook

Our guidance reflects the completion of the Udemy transaction on May 11, 2026 and incorporates Udemy's operating results from the date of acquisition. Guidance also reflects the expected pace of synergy realization during 2026, and therefore only a portion of the annual run-rate benefit is expected to be reflected in reported 2026 results.

•Third quarter 2026:
◦Revenue in the range of $364 million to $372 million
◦Adjusted EBITDA in the range of $52 million to $56 million
•Full year 2026:
◦Revenue in the range of $1.220 billion to $1.245 billion
◦Adjusted EBITDA Margin target increased to approximately 14%

Earnings Release Q2 2026
Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Strategic Investment in LearnVector

On July 28, 2026, Coursera announced a $100 million strategic investment in LearnVector, a new AI-native learning company founded and led by Andrew Ng, Coursera’s co-founder and Chairman and one of the world’s most influential figures in AI. LearnVector aims to put AI agents to work for human development by creating more personalized, one-to-one learning experiences that adapt to each learner and address the growing need for continuous, trusted skills development. Building on the expanded scale, skills intelligence, and innovation capacity created by the Udemy combination, the investment is intended to accelerate Coursera’s AI strategy as the Company advances a unified, next-generation platform. The parties are exploring potential commercial collaborations, with updates for learners, customers, instructors, and partners to be shared over time on the Coursera Blog at https://blog.coursera.org.

Share repurchase

As previously announced, following the completion of the Udemy transaction, Coursera’s Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $500 million of its common stock. The authorization reflects leadership's confidence in the Company’s strengthened financial profile following the Udemy transaction, expected future cash generation, and the ability to both invest in strategic growth initiatives and opportunistically return capital to shareholders.

During the second quarter of 2026, Coursera repurchased approximately 16.5 million shares of its common stock for $90.3 million, including commissions, at an average price of $5.45 per share. As of July 28, 2026, the Company had repurchased approximately $140 million under the program.

Transaction with Udemy

On May 11, 2026, Coursera completed its previously announced all-stock combination with Udemy, Inc. As a result, Coursera’s financial results for the second quarter of 2026 incorporate Udemy's operating results from the date of acquisition. Additional information regarding the transaction is available in the Company’s filings with the Securities and Exchange Commission.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its second quarter 2026 performance today, July 29, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live audio webcast of the conference call and accompanying earnings materials will be available to the public on our investor relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

Earnings Release Q2 2026
About Coursera

Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world-class learning. Coursera partners with leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations — including AI-powered personalized guide and features, like Role Play and Course Builder, and role-based solutions like Skills Tracks — enable instructors, partners, and companies to deliver scalable, personalized, and verified learning. Institutions worldwide rely on Coursera to upskill and reskill their employees, students, and citizens in high-demand fields such as GenAI, data science, technology, and business, while learners globally turn to Coursera to master the skills they need to advance their careers. Coursera is a Delaware public benefit corporation and a B Corp. Coursera recently combined with Udemy to create one of the world’s most comprehensive skills development platforms.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Enterprise Customers

We count the total number of Enterprise Customers that are active on the Coursera or Udemy platforms at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define an “Enterprise Customer” as a customer who purchases Coursera or Udemy solutions via our direct sales force or through reseller and channel partnerships. For purposes of determining our Enterprise Customer count, we exclude customers who do not purchase either via our direct sales force or through reseller and channel partnerships, including organizations engaging through our self service platforms.

Net Retention Rate (“NRR”) for Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” for a period by starting with the ARR from all Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Enterprise Customers as of the current period end, or “Current Period ARR”. Current Period ARR includes expansion within Enterprise Customers and is net of contraction or attrition over the trailing 12 months but excludes the contribution from new Enterprise Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate for Enterprise Customers.

Paid Subscribers

Paid Subscriber count is defined as the total number of unique subscribers with at least one paid Consumer subscription product that contributes to revenue as of the reporting period. For purposes of determining unique subscriber count, subscribers with multiple paid subscriptions are counted as a single Paid Subscriber.

Earnings Release Q2 2026
Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Net Income, and Non-GAAP Net Income Per Share

We define non-GAAP gross profit and non-GAAP net income as GAAP gross profit and GAAP net loss excluding: (1) merger, integration, and restructuring related costs; (2) stock-based compensation expense; (3) amortization of acquired intangible assets; (4) amortization of stock-based compensation expense capitalized as internal-use software costs; (5) payroll tax expense related to stock-based compensation; and (6) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries. Non-GAAP gross profit margin reflects non-GAAP gross profit as a percentage of revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by the diluted weighted average shares of common stock outstanding.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) merger, integration, and restructuring related costs; (2) stock-based compensation expense; (3) depreciation and amortization; (4) income tax expense; (5) other expense (income), net; (6) payroll tax expense related to stock-based compensation; (7) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (8) interest income, net. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

We define Free Cash Flow as net cash (used in) provided by operating activities, less capitalized internal-use software costs, purchases of content assets, and purchases of property, equipment, and software as we consider these capital expenditures necessary to support our ongoing operations.

We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Earnings Release Q2 2026
Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “achieve,” “anticipate,” “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding the business combination with Udemy, including the expected benefits of the business combination, such as the amount and expected timing of our annual run-rate net synergies, the outlook for the combined company’s results of operations and financial condition; our continued integration efforts for the combined company; statements regarding LearnVector, including the expected benefits of our investment in and our potential commercial collaborations; our plan to share updates regarding our investment in LearnVector on our Coursera Blog; the aim of LearnVector to put AI agents to work for human development by creating more personalized, one-to-one learning experiences that adapt to each learner and address the growing need for continuous, trusted skills development; the impact of our relationship with LearnVector on our strategy; the expansion of our market opportunity; the global demand to embrace new skills; our progress in our growth initiatives; the development, including expected timing, of a more comprehensive and AI-native skills platform to deliver more personalized, effective, and measurable learning experiences; our initiatives to strengthen our position as a trusted source for verified learning for learners and organizations; our mission to provide universal access to world-class learning; the demand for online learning; the strength of our customer and content creator relationships; the demand from learners to use our offerings to master career advancing skills; anticipated features and benefits of our offerings; the anticipated utility of our non-GAAP financial measures; anticipated growth rates; our financial outlook, future financial and operational performance, and expectations, including our financial outlook for the third quarter of 2026 and full year 2026; and the timing, amount, and continuation of share repurchases under our share repurchase authorization, including our expectations regarding future cash generation and capital allocation priorities, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; risks associated with our ability to develop, market and sell a more comprehensive and AI-native skills platform in a timely manner or at all, and risks related to its market adoption; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing content creator relationships and to develop new partnerships with universities, industry leaders, and subject matter experts; our dependence on the supply of content created by our partners; risks related to our AI innovations and AI generally, including the rapid pace of technological change and the substantial and ongoing investment required that may be required to successfully compete; risks related to our investment in, and potential commercial collaborations with, LearnVector, including our ability to enter into a potential definitive commercial collaboration agreement with LearnVector on mutually acceptable terms, or at all, and to realize the anticipated benefits therefrom; risks related to the business combination with Udemy, including our ability to retain and hire key personnel and maintain relationships with customers, vendors and others with whom Coursera or Udemy do business, our ability to successfully integrate Coursera’s and Udemy’s operations and business on a timely basis or otherwise in accordance with the standards and obligations applicable to the combined company as a public benefit corporation and as a B Corp.; our ability to realize the anticipated benefits and synergies of the business combination, including the expected amount and timing of net synergies, and the risk that integration may be more difficult, time-consuming, or costly than expected; the risk of impairment of goodwill and other intangible assets acquired in the business combination; fluctuations in the prices of Coursera stock; our ability to compete effectively against new and existing competitors, particularly as emerging and evolving technologies such as AI may lower barriers to entry, enable new products and business models, and alter industry dynamics; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory and/or policy matters or changes impacting us or our content creators; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platforms; risks related to operations, regulatory, economic, and geopolitical conditions; current and future legal and regulatory matters; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; fluctuations in market conditions, our cash needs, and other factors affecting our ability to repurchase shares under our share repurchase authorization; our limited operating history; the relative nascency of online learning solutions and generative AI; natural disasters, public health crises, or other catastrophic events; as well as the risks and uncertainties discussed in our most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.
6

Earnings Release Q2 2026
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$298.6	$187.1	$494.3	$366.4
Cost of revenue(2)	125.2	84.4	212.3	165.8
Gross profit	173.4	102.7	282.0	200.6
Operating expenses:
Research and development(2)	43.7	29.3	75.0	58.8
Sales and marketing(2)	104.0	63.6	173.3	120.4
General and administrative(1)(2)	30.6	24.9	53.9	51.8
Merger, integration, and restructuring related costs(1)(2)	79.8	—	89.8	(0.9)
Total operating expenses	258.1	117.8	392.0	230.1
Loss from operations	(84.7)	(15.1)	(110.0)	(29.5)
Other income, net:
Interest income, net	7.7	8.0	14.8	15.8
Other (expense) income, net	(1.3)	0.1	(2.2)	0.4
Loss before income taxes	(78.3)	(7.0)	(97.4)	(13.3)
Income tax expense	2.1	0.8	3.5	2.3
Net loss	$(80.4)	$(7.8)	$(100.9)	$(15.6)
Net loss per share—basic and diluted	$(0.34)	$(0.05)	$(0.50)	$(0.10)
Weighted average shares used in computing net loss per share—basic and diluted	233.4	162.5	201.2	161.6
(1)During the three and six months ended June 30, 2026, we changed the caption for “Restructuring related charges” to “Merger, integration, and restructuring related costs” within operating expenses in our Condensed Consolidated Statements of Operations. In conjunction with this update, $6.2 million of merger and acquisition related transaction costs and $3.8 million of integration related costs recorded in “General and administrative expenses” during the three months ended March 31, 2026 are now reflected in “Merger, integration, and restructuring related costs.”
(2)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of revenue	$1.0	$0.6	$1.6	$1.3
Research and development	9.2	8.9	16.8	17.5
Sales and marketing	6.7	5.5	11.6	10.4
General and administrative	6.9	8.8	14.1	20.4
Merger, integration, and restructuring related costs	15.8	—	15.8	(1.6)
Total stock-based compensation expense	$39.6	$23.8	$59.9	$48.0

Earnings Release Q2 2026
Coursera Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

	June 30, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$871.7	$792.6
Marketable securities	110.5	—
Accounts receivable, net	158.8	65.4
Deferred costs, net	25.9	19.6
Prepaid expenses and other current assets	54.5	20.5
Total current assets	1,221.4	898.1
Property, equipment, and software, net	55.0	43.4
Intangible assets, net	436.3	27.1
Goodwill	182.7	—
Other assets	52.4	31.4
Total assets	$1,947.8	$1,000.0

Liabilities and Stockholders’ Equity
Current liabilities:
Content liabilities	$122.5	$100.0
Other accounts payable and accrued expenses	53.8	29.8
Accrued compensation and benefits	56.6	36.7
Deferred revenue, current	498.4	180.9
Other current liabilities	36.8	10.5
Total current liabilities	768.1	357.9
Deferred revenue, non-current	3.0	1.4
Other liabilities	9.7	5.0
Total liabilities	780.8	364.3
Stockholders’ equity:
Additional paid-in capital	2,179.0	1,546.9
Accumulated other comprehensive income	0.1	—
Accumulated deficit	(1,012.1)	(911.2)
Total stockholders’ equity	1,167.0	635.7
Total liabilities and stockholders’ equity	$1,947.8	$1,000.0

Earnings Release Q2 2026
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(100.9)	$(15.6)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	30.0	14.5
Stock-based compensation expense	59.9	48.0
Other	1.2	2.2
Changes in operating assets and liabilities:
Accounts receivable, net	3.9	(7.4)
Prepaid expenses and other assets	(8.6)	6.2
Accounts payable and accrued expenses	1.7	3.5
Accrued compensation and other liabilities	3.0	(8.9)
Deferred revenue	4.6	26.5
Net cash (used in) provided by operating activities	(5.2)	69.0
Cash flows from investing activities:
Cash acquired from the Udemy merger	213.6	—
Purchases of marketable securities	(28.2)	—
Proceeds from maturities of marketable securities	27.5	—
Purchases of content assets	(10.9)	(5.9)
Capitalized internal-use software costs	(13.0)	(8.3)
Purchases of property, equipment, and software	(0.5)	(0.9)
Net cash provided by (used in) investing activities	188.5	(15.1)
Cash flows from financing activities:
Proceeds from exercise of stock options	0.5	3.8
Proceeds from employee stock purchase plan	2.7	2.8
Payments for repurchases of common stock	(87.3)	—
Payments for tax withholding on vesting of restricted stock units	(18.3)	(13.1)
Net cash used in financing activities	(102.4)	(6.5)

Effect of foreign exchange rates on cash flows	(0.3)	—

Net increase in cash, cash equivalents, and restricted cash	80.6	47.4
Cash, cash equivalents, and restricted cash—beginning of period	793.4	728.4
Cash, cash equivalents, and restricted cash—end of period	$874.0	$775.8

Earnings Release Q2 2026
Coursera Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Gross profit	$173.4	$102.7	$282.0	$200.6
Amortization of acquired intangible assets	9.5	—	9.5	—
Stock-based compensation expense	1.0	0.6	1.6	1.3
Amortization of stock-based compensation capitalized as internal-use software costs	1.8	1.4	3.4	2.9
Payroll tax expense related to stock-based compensation	0.1	—	0.1	—
Non-GAAP gross profit	$185.8	$104.7	$296.6	$204.8

Gross profit margin	58.1%	54.9%	57.1%	54.7%
Non-GAAP gross profit margin	62.2%	56.0%	60.0%	55.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(80.4)	$(7.8)	$(100.9)	$(15.6)
Merger, integration, and restructuring related costs	79.8	—	89.8	(0.9)
Stock-based compensation expense	23.8	23.8	44.1	49.6
Amortization of acquired intangible assets	14.1	—	14.1	—
Amortization of stock-based compensation capitalized as internal-use software costs	1.8	1.4	3.4	2.9
Payroll tax expense related to stock-based compensation	0.7	0.7	1.4	1.6
Significant and non-recurring legal and regulatory matters	0.6	1.2	0.9	1.4
Non-GAAP net income	$40.4	$19.3	$52.8	$39.0
Weighted-average shares used in computing net loss per share—basic	233.4	162.5	201.2	161.6
Effect of dilutive securities	5.3	4.8	3.8	4.4
Weighted-average shares used in computing non-GAAP net income per share—diluted	238.7	167.3	205.0	166.0
Net loss per share—basic and diluted	$(0.34)	$(0.05)	$(0.50)	$(0.10)
Non-GAAP net income per share—diluted	$0.17	$0.12	$0.26	$0.23

Earnings Release Q2 2026

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(80.4)	$(7.8)	$(100.9)	$(15.6)
Merger, integration, and restructuring related costs	79.8	—	89.8	(0.9)
Stock-based compensation expense	23.8	23.8	44.1	49.6
Depreciation and amortization	22.5	7.4	30.0	14.5
Income tax expense	2.1	0.8	3.5	2.3
Other expense (income), net	1.3	(0.1)	2.2	(0.4)
Payroll tax expense related to stock-based compensation	0.7	0.7	1.4	1.6
Significant and non-recurring legal and regulatory matters	0.6	1.2	0.9	1.4
Interest income, net	(7.7)	(8.0)	(14.8)	(15.8)
Adjusted EBITDA	$42.7	$18.0	$56.2	$36.7

Net loss margin	(26.9)%	(4.2)%	(20.4)%	(4.3)%
Adjusted EBITDA Margin	14.3%	9.6%	11.4%	10.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash (used in) provided by operating activities(3)	$(19.8)	$35.5	$(5.2)	$69.0
Less: capitalized internal-use software costs	(7.4)	(4.7)	(13.0)	(8.3)
Less: purchases of content assets	(5.1)	(1.8)	(10.9)	(5.9)
Less: purchases of property, equipment, and software	(0.3)	(0.4)	(0.5)	(0.9)
Free Cash Flow	$(32.6)	$28.6	$(29.6)	$53.9
(3) Net cash (used in) provided by operating activities includes cash payments of merger and integration related costs of $39.1 million and $50.3 million made during the three and six months ended June 30, 2026 and cash payments of merger-related personnel and severance costs of $18.1 million made during the three and six months ended June 30, 2026. The six months ended June 30, 2025 include $5.2 million in cash payments of other restructuring costs. Related cash payments made during the three months ended June 30, 2025 were immaterial.
Supplemental Data
Disaggregation of Revenue - The following table presents revenue disaggregated by product offering for each segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Enterprise:
Subscription	139.4	64.1	205.4	125.6
Other	0.6	0.2	0.8	0.4
Enterprise revenue	$140.0	$64.3	$206.2	$126.0
Consumer:
Subscription	121.7	102.3	232.1	200.0
Transactional and other	23.5	4.8	27.6	9.2
Degrees	13.4	15.7	28.4	31.2
Consumer revenue	$158.6	$122.8	$288.1	$240.4
Total revenue	$298.6	$187.1	$494.3	$366.4